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                                                                   EXHIBIT 23(B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of The Alpine Group, Inc. of our post-emergence report dated March 28, 1994, except for Notes 1, 6 and 7, which are as of October 12, 1994 and our pre-emergence report dated March 28, 1994 relating to the financial statements of Adience, Inc. which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          PRICE WATERHOUSE LLP

Pittsburgh, Pennsylvania
August 16, 1995